DayStar Technologies, Inc. Receives NASDAQ Staff Determination Letter Relating to Annual Shareholder Meeting

Santa Clara, CA, January 26, 2010 - DayStar Technologies, Inc. (Nasdaq: DSTI), a developer of solar photovoltaic products based on CIGS thin-film deposition technology announced today that on January 22, 2010 it received a NASDAQ Staff Determination Letter from The NASDAQ Stock Market. The NASDAQ Letter states the Company's common stock is subject to delisting due to the Company's failure to hold its required annual meeting for fiscal year 2009. DayStar will request an appeal of the NASDAQ Staff's determination. NASDAQ has informed the Company that such request and hearing process will stay further action to delist the Company's securities from the NASDAQ Stock Market until such time as the hearing procedures have concluded.

DayStar convened its Annual Shareholders Meeting January 20, 2010, however the Company had to adjourn the meeting for lack of quorum.

The agenda for the adjourned meeting and the record date for the shareholders entitled to vote at that meeting will be publicly announced in the next few weeks. The Company will also file a new proxy statement, which will be mailed to shareholders as of the new record date. The Company encourages all shareholders to participate in the next shareholder meeting.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release regarding DayStar's business that are not historical facts may be considered "forward-looking statements." The forward-looking statements in this news release, such as statements that DayStar will request an appeal and that such appeal will stay the delisting action, are based on information available at the time the statements are made and/or management's belief as of that time with respect to future events and involve substantial risks and uncertainties that could cause actual results and outcomes to be materially different. Forward-looking statements are based on management's current preliminary expectations and are subject to risks and uncertainties, which may cause DayStar's results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties are detailed in DayStar's annual report on Form 10-K for the year ended December 31, 2008 and quarterly report on Form 10-Q for the quarter ended September 30, 2009, and other filings made with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. DayStar undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

Contact:

DayStar Technologies, Inc.

William S. Steckel                               A. Renée Sutton, Esq.

President, CEO, & CFO                      General Counsel

408/582.7100                                       408/907.4654

investor@daystartech.com                  investor@daystartech.com